Exhibit 10.33

GEVO, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of                     , 2011 by and between Gevo, Inc., a Delaware corporation (the “Company”), and                      (the “Indemnitee”).

RECITALS

WHEREAS, the Company recognizes the continued difficulty in obtaining liability insurance for its directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company further recognizes the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, the current protection available to directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company may not be adequate under the present circumstances, and directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company (or persons who may be alleged or deemed to be the same), including the Indemnitee, may not be willing to continue to serve or be associated with the Company in such capacities without additional protection;

WHEREAS, the Company (a) desires to attract and retain the involvement of highly qualified persons, such as the Indemnitee, to serve and be associated with the Company, and (b) accordingly, wishes to provide for the indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by law; and

WHEREAS, in view of the considerations set forth above, the Company desires that the Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. CERTAIN DEFINITIONS.

(a) “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(b) “Claim” shall mean with respect to a Covered Event (as defined below): any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(c) References to the “Company” shall include, in addition to Gevo, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Gevo, Inc. (or any of its wholly owned subsidiaries) is a party, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if the Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) “Covered Event” shall mean any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Indemnitee while serving in such capacity.

(e) “Expense Advance” shall mean a payment to the Indemnitee for Expenses pursuant to Section 3 hereof, in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation, which constitutes a Claim.

(f) “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(g) “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or the Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(i) “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Board, Independent Legal Counsel or any other person or body not a party to the particular Claim for which the Indemnitee is seeking indemnification, exoneration or hold harmless rights.

(j) “Section” refers to a section of this Agreement unless otherwise indicated.

(k) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2. INDEMNIFICATION.

(a) Indemnification of Expenses. Subject to the provisions of Section 2(b) below, the Company shall indemnify, exonerate or hold harmless the Indemnitee for Expenses to the fullest extent permitted by law if the Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges incurred in connection with or in respect of such Expenses.

(b) Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that the Indemnitee is not entitled to be indemnified, exonerated or held harmless hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to the Indemnitee not made prior to such determination by such Reviewing Party and (ii) the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying, exonerating or holding harmless the Indemnitee (within thirty (30) days after such determination); provided , however , that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder under applicable law, any determination made by any Reviewing Party that the Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying, exonerating or holding harmless the Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(c) Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that the Indemnitee substantively is not entitled to be indemnified, exonerated or held harmless hereunder in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 16 hereof, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and the Indemnitee.

(d) Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the Indemnitee’s indemnification, exoneration or hold harmless rights for Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or bylaws as now or hereafter in effect, or under any other applicable law, if desired by the Indemnitee, shall be Independent Legal Counsel selected by the Indemnitee and approved by Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be entitled to be indemnified, exonerated or held harmless hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify, exonerate and hold harmless such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, the Indemnitee shall be indemnified, exonerated and held harmless against all Expenses incurred by the Indemnitee in connection therewith.

(f) Contribution. If the indemnification, exoneration or hold harmless rights provided for in this Agreement are for any reason held by a court of competent jurisdiction to be unavailable to an Indemnitee, then in lieu of indemnifying, exonerating or holding harmless the Indemnitee thereunder, the Company shall contribute to the amount paid or payable by the Indemnitee as a result of such Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall the Indemnitee be required to contribute any amount under this Section 2(f) in excess of the net proceeds received by the Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(1) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

3. EXPENSE ADVANCES.

(a) Obligation to Make Expense Advances. The Company shall make Expense Advances to the Indemnitee upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified, exonerated or held harmless therefor by the Company.

(b) Form of Undertaking. Any written undertaking by the Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

4. PROCEDURES FOR INDEMNIFICATION AND EXPENSE ADVANCES.

(a) Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by the Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than twenty (20) days after such written demand by the Indemnitee is presented to the Company.

(b) Notice/Cooperation by the Indemnitee. The Indemnitee shall, as a condition precedent to the Indemnitee’s right to be indemnified, exonerated or held harmless or the Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against the Indemnitee for which indemnification, exoneration or hold harmless right will or could be sought under this Agreement. Notice to the Company shall be directed to the President or Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee). In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification, exoneration or hold harmless right is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified, exonerated or held harmless under this Agreement or applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification, exoneration or hold harmless rights for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to the Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of the Indemnitee with respect to the same Claim; provided, however, that (i) the Indemnitee shall have the right to employ the Indemnitee’s separate counsel in any such Claim at the Indemnitee’s expense and (ii) if (A) the employment of separate counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of the

Indemnitee’s separate counsel shall be Expenses for which the Indemnitee may receive indemnification, exoneration or hold harmless rights or Expense Advances hereunder. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim, action or proceeding against the Indemnitee without the consent of the Indemnitee, provided that the terms of such settlement include either: (i) a full release of the Indemnitee by the claimant from all liabilities or potential liabilities under such claim; or (ii) in the event such full release is not obtained, the terms of such settlement do not limit any indemnification, exoneration or hold harmless right the Indemnitee may now, or hereafter, be entitled to under this Agreement, the Company’s Certificate of Incorporation, bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise.

5. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

(a) Scope. The Company hereby agrees to indemnify, exonerate and hold harmless the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification, exoneration or hold harmless right is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify, exonerate or hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify, exonerate or hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.

(b) Nonexclusivity. The indemnification, exoneration or hold harmless rights and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which the Indemnitee may be entitled under the Company’s Certificate of Incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification, exoneration or hold harmless rights and the payment of Expense Advances provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified, exonerated or held harmless capacity even though subsequent thereto the Indemnitee may have ceased to serve in such capacity.

6. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder, except as provided in Section 19 below.

7. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification, exoneration or hold harmless rights by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify, exonerate or hold harmless the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

8. MUTUAL ACKNOWLEDGMENT. Both the Company and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying, exonerating or holding harmless its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification, exoneration or hold harmless rights to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify, exonerate or hold harmless the Indemnitee.

9. LIABILITY INSURANCE. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

10. EXCEPTIONS. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify, exonerate or hold harmless the Indemnitee for Expenses resulting from acts, omissions or transactions for which the Indemnitee is prohibited from receiving indemnification, exoneration or hold harmless rights under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, exoneration or hold harmless rights to the Indemnitee, the Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee has engaged in acts, omissions or transactions for which the Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b) Claims Initiated by the Indemnitee. To indemnify, exonerate or hold harmless or make Expense Advances to the Indemnitee with respect to Claims initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce an indemnification, exoneration or hold harmless right under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, exoneration, hold harmless right, Expense Advances or insurance recovery, as the case may be.

(c) Lack of Good Faith. To indemnify, exonerate or hold harmless the Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by the Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 14 hereof that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 14 hereof that each of the material defenses asserted by the Indemnitee in such action was made in bad faith or was frivolous.

(d) Claims Under Section 16(b). To indemnify, exonerate or hold harmless the Indemnitee for expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 10(d) regarding the Company’s obligation to provide indemnification or exoneration or hold harmless, the Indemnitee shall be entitled under Section 3 hereof to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee has violated said statute.

11. SERVICES TO THE COMPANY. The Indemnitee agrees to serve as a director or officer of the Company or, at the request of the Company, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders his or her resignation or is removed from such position. The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue the Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other enterprise) and the Indemnitee. The Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries or any other enterprise) is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between the Indemnitee and the Company (or any of its subsidiaries or any other enterprise), any existing formal severance policies adopted by the Board or, with respect to service as a director or officer of the Company, the Company’s certificate of incorporation or bylaws or the DGCL. No such document shall be subject to any oral modification thereof.

12. COUNTERPARTS. This Agreement may be executed in counterparts and by facsimile or electronic transmission, each of which shall constitute an original and all of which, together, shall constitute one instrument.

13. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request. [The Company and the Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of this Agreement.]1

[1]	Use if applicable.

14. EXPENSES INCURRED IN ACTION RELATING TO ENFORCEMENT OR INTERPRETATION. In the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, the Indemnitee shall be entitled to be indemnified for all Expenses incurred by the Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether the Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, the Indemnitee shall be entitled under Section 3 hereof to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be indemnified, exonerated or held harmless for all Expenses incurred by the Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to the Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by the Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, the Indemnitee shall be entitled under Section 3 hereof to receive payment of Expense Advances hereunder with respect to such action.

15. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

16. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for Kent County, which shall be the exclusive and only proper forum for adjudicating such a claim.

17. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18. CHOICE OF LAW. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

19. [FUND INDEMNITORS; SUBROGATION.

(a) The Company hereby acknowledges that the Indemnitee has certain indemnification, exoneration, hold harmless or Expense advancement rights and/or insurance provided by [NAME OF FUND] and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Fund Indemnitors to advance Expenses or to provide indemnification, exoneration or hold harmless rights for the same Expenses incurred by the Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, to the extent legally permitted and as required by the Certificate of Incorporation or bylaws of the Company (or any agreement between the Company and the Indemnitee), without regard to any rights the Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Indemnitee with respect to any Claim for which the Indemnitee has sought indemnification, exoneration or hold harmless rights from the Company shall affect the foregoing and the Fund Indemnitors shall have a right to receive from the Company, contribution and/or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company.]2

(b) [Except as provided in Section 19(a) above, i][I]n the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against Fund Indemnitors) from any insurance policy purchased by the Company, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights. In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) the Indemnitee, (ii) any Fund Indemnitor or (iii) any insurance policy purchased or maintained by the Indemnitee or any Fund Indemnitor.

20. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

21. INTEGRATION AND ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

[2]	Use if applicable.

22. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to employment by the Company or any of its subsidiaries or affiliated entities.

23. ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

GEVO, INC.

By:
Patrick R. Gruber Chief Executive Officer

Address:
345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112

AGREED TO AND ACCEPTED BY:

INDEMNITEE:

By:

Date: , 2011

Address:

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